Exhibit (h)(8)

                     AMENDMENT No. 1 to the AGENCY AGREEMENT


         This AMENDMENT NO. 1 is made as of July 24, 2002 to that certain AGENCY AGREEMENT (together with the exhibits attached here and thereto, this "Agreement"), dated April 19, 1996, by and between SCUDDER NEW EUROPE FUND, INC. ( "Fund") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Service Company").

         WHEREAS, the U.S. Congress has enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time, and all regulations promulgated pursuant thereto (collectively, the "USA PATRIOT Act") and the Bank Secrecy Act, as amended, and the regulations promulgated pursuant thereto (collectively, the "BSA"), to require open-end mutual funds to develop anti-money laundering compliance programs and procedures ("AML Program");

         WHEREAS, the Fund has no employees, and account openings and dealings with shareholders are maintained by the Service Company as they relate to the Fund pursuant to the Agreement;

         WHEREAS, the Fund has adopted an AML Program to comply with the USA PATRIOT Act and the BSA which require agreements with certain third parties to be amended; and

         WHEREAS, the parties have agreed to amend the Agreement in accordance with Section 24.B to comply with the Fund's AML Program and the USA PATRIOT Act and the BSA;

         NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.       The following is hereby inserted as a new paragraph F to Section 4:

                  F. Service Company agrees to comply with the provisions of the USA PATRIOT Act and the BSA, as they relate to the Fund. Service Company further agrees to establish and implement an Anti-Money Laundering Program, as defined in Section 352 of the USA PATRIOT Act. In addition to the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent set forth in this Agreement, Service Company shall perform the services necessary to ensure that the Fund is in compliance with the USA PATRIOT Act and the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSA. Service Company acknowledges that, in compliance with the USA PATRIOT Act and the BSA, the

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                           Fund has adopted an Anti-Money Laundering Program,
                           the USA PATRIOT Act and the BSA, as the same may apply to the Service Company, now or in the future. Service Company further agrees to provide to the Fund such reports, certification and contractual assurances as may be requested by the Fund.

2. Paragraph F of Section 8 is hereby amended by inserting the following at the end thereof:


                           All books and records required to be maintained for the Fund under the USA PATRIOT Act and the BSA shall be made available, for inspection and copying, to the U.S. Department of Treasury's Financial Crimes Enforcement Network and the Securities and Exchange Commission (the "SEC") as may be requested pursuant to the USA PATRIOT Act and the BSA.

3. Section 16 is hereby amended by inserting the following at the end of the paragraph:

                  (6). Service Company shall create and maintain true and complete books and records as required for the Fund by the USA PATRIOT Act and the BSA.

4. Section 17 is amended by inserting the following at the end of the paragraph:

                           All books and records required to be maintained under the USA PATRIOT Act and the BSA shall be retained for the periods specified therein.

5.       Section 18 is hereby replaced in its entirety with the following:

                  J. In case of any request or demand for the inspection of the share books of Fund or any other books of Fund in the possession of Service Company, including a request from FinCEN or the SEC under Paragraph F of
                           Section 8 hereof, Service Company will notify Fund and to secure instructions as to permitting or refusing such inspection. Service Company reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

ATTEST:                                    SCUDDER NEW EUROPE FUND, INC.


/s/John Millette                           By: /s/Philip J. Collora
---------------------------------------        ---------------------------------
John Millette                                   Philip J. Collora
Secretary                                       Vice President



ATTEST:                                    STATE STREET BANK AND TRUST COMPANY


/s/Charles C. Cutrell                      By: /s/Maureen Scannell Bateman
---------------------------------------        ---------------------------------
Charles C. Cutrell                             Maureen Scannell Bateman
Associate General Counsel                      Executive Vice President




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